                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Under Section 240.14a-12

                       PEOPLES EDUCATIONAL HOLDINGS, INC.
                (Name of Registrant as Specified in Its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid: ____________________

     (2)  Form, Schedule or Registration Statement No.: ________________________

     (3)  Filing Party: ________________________

     (4)  Date Filed: __________________________

                       PEOPLES EDUCATIONAL HOLDINGS, INC.
                                299 MARKET STREET
                             SADDLE BROOK, NJ 07663

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD AUGUST 22, 2006

     Notice is hereby given that an Annual Meeting of Stockholders of Peoples Educational Holdings, Inc. (the "Company") will be held at Cherry Tree Investments, Inc., 301 Carlson Parkway, Suite 103, Minnetonka, MN 55305, on Tuesday, August 22, 2006 at 8:00 a.m. Central Daylight Time for the following purposes:

     1.   To elect eight Directors;

     2. To ratify and approve the selection of independent registered public accountants;

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on July 7, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

                                        By Order of the Board of Directors,


                                        /s/ John C. Bergstrom
                                        ----------------------------------------
                                        John C. Bergstrom
                                        Secretary

Saddle Brook, New Jersey
July 17, 2006

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY ON THE ENCLOSED PROXY CARD WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

                       PEOPLES EDUCATIONAL HOLDINGS, INC.
                                299 MARKET STREET
                             SADDLE BROOK, NJ 07663

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                 AUGUST 22, 2006

     This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of Peoples Educational Holdings, Inc., a Delaware corporation (the "Company"), of proxies for an Annual Meeting of Stockholders of the Company to be held at Cherry Tree Investments, Inc., 301 Carlson Parkway, Suite 103, Minnetonka, MN 55305, on Tuesday, August 22, 2006 at 8:00 A.M. Central Daylight Time, or any adjournment or adjournments thereof.

     This Proxy Statement and the enclosed proxy card are being mailed to stockholders on or about July 19, 2006. The Company changed its fiscal year end from December 31 to May 31, effective May 31, 2006. An annual report containing the Company's audited financial statements for the fiscal years ended December 31, 2005, 2004, and 2003 and the Company's Transition Report on Form 10-Q containing the Company's unaudited financial statements for the fiscal year (5 months) ended May 31, 2006 are being mailed to stockholders with this Proxy Statement. Stockholders are urged to review the financial statements as they contain important information.

     The total number of shares outstanding and entitled to vote at the Annual Meeting as of July 7, 2006 consists of 4,441,173 shares of common stock. Each share of common stock is entitled to one vote and there is no cumulative voting. Only stockholders of record at the close of business on July 7, 2006 will be entitled to vote at the Annual Meeting.

     Shares represented by proxies properly signed, dated and returned will be voted at the Annual Meeting in accordance with the instructions set forth therein. If a proxy is properly signed but contains no such instructions, the shares represented thereby will be voted FOR the director nominees, FOR the ratification of the selection of the independent registered public accountants, and at the discretion of the proxy holders as to any other matters which may properly come before the Annual Meeting.

     The presence in person or by proxy of a majority of the voting power of shares entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business. Directors are elected by a plurality of the votes and the eight nominees with the greatest number of votes will be elected. Any other item of business will be approved if it receives the affirmative vote of the holders of a majority of the shares present and entitled to vote on that item of business. Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum and in tabulating votes cast on proposals presented to stockholders. Consequently, abstentions will have the same effect as a negative vote, except in the election of directors where abstentions or "withhold authority" will not have any effect. If a broker indicates on a proxy that it does not have authority to vote on an item of business, the shares represented by the proxy will not be considered present and entitled to vote on that item of business and, therefore, will have no effect on the outcome of the vote.

     Each proxy may be revoked at any time before it is voted by executing and returning a proxy bearing a later date, by giving written notice of revocation to the Secretary of the Company or by attending the Annual Meeting and voting in person.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

GENERAL

     The Board of Directors of the Company is currently composed of eight members, all of whom are nominees for election at the Annual Meeting. It is the recommendation of the Company's Board of Directors that the eight nominees named below be reelected as directors, to serve as directors until the next Annual Meeting of Stockholders and until their successors shall be duly elected as directors.

     Unless otherwise directed, the proxies solicited by the Board of Directors will be voted for the election as directors of the eight nominees named below. The Company believes that each nominee named below will be able to serve, but should any nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board may propose.

NOMINEES FOR ELECTION AT THE ANNUAL MEETING

     The names and ages of the nominees, and their principal occupations and tenure as directors, are set forth below based upon information furnished to the Company by the nominees.

                                                                                   Director
Name and Age                 Principal Occupation                                    Since
------------                 --------------------                                  --------
G. Thomas Ahern (48)         CEO of SwiftKnowledge, Inc., a business               2006
   (1)                       intelligence software company. Mr. Ahern brings
                             over 20 years of technology and sales experience to
                             the board of Peoples. Prior to joining
                             SwiftKnowledge, he served as the Executive Vice
                             President, Sales and Marketing for PLATO Learning,
                             an educational software company based in
                             Bloomington, MN. While at PLATO, Mr. Ahern drove
                             revenue from $5 million in the early '90s to over
                             $70 million in 2001. During that period, he grew
                             the sales and marketing staff from 15 to over 200
                             and PLATO's valuation rose from $35 million to over
                             $400 million. Before joining PLATO, Mr. Ahern was
                             with Control Data Corporation (CDC) as the National
                             Sales Manager for their Education and Training
                             Division. Mr. Ahern is a Communications graduate of
                             Northwestern University (B.A. 1980).

Brian T. Beckwith (50)       President and Chief Executive Officer of the          2001
                             Company since December 2001, Mr. Beckwith has over
                             25 years of publishing industry experience,
                             including positions in market research, consumer
                             marketing, operations, business development, and
                             general management. Prior to joining the Company,
                             he was a principal in Beckwith & Associates, a
                             publishing advisory firm specializing in start-ups,
                             acquisitions, and Internet business development.
                             From 1998 to 2000, he was President and Chief
                             Operating Officer of Grolier, Inc., a $450 million
                             publisher and direct marketer of children's books
                             and other educational products. From 1991 to 1997,
                             Mr. Beckwith served in various senior management
                             positions with K-III (Primedia) including President
                             and Chief Executive Officer of the Special Interest

                                                                                   Director
Name and Age                 Principal Occupation                                    Since
------------                 --------------------                                  --------
                             Magazine Group. Mr. Beckwith has also held
                             management positions with Murdoch Magazines, CBS
                             Magazines, and Ziff-Davis Publishing. He holds a
                             B.A. summa cum laude from New England College and
                             an M.B.A. from Fordham University's Graduate School
                             of Business.

John C. Bergstrom (46)       Partner in RiverPoint Investments, Inc., a St.        1998
   (1) (2) (3)               Paul, MN-based business and financial advisory firm
                             since 1995. Mr. Bergstrom is also a director of
                             Dolan Media Co., Tecmark, Inc., Mall Marketing
                             Media, LLC, Instrumental, Inc., Linkup, Inc., and
                             MakeMusic, Inc. Mr. Bergstrom is also an adjunct
                             faculty member in Finance at the University of
                             Minnesota. Mr. Bergstrom is a graduate of Gustavus
                             Adolphus College, B.A., and the University of
                             Minnesota, M.B.A.

Richard J. Casabonne (61)    Founder and President of Casabonne Associates,        2002
   (3)                       Inc., an educational research, strategy and
                             development firm, since 1986. Since 2003, Mr.
                             Casabonne has also served as a principal at
                             Marketing Works, a full service consulting firm.
                             From October 2003 to May 2004, he served as Chief
                             Executive Officer of TestU, an instructional
                             assessment company based in New York City. From
                             July 2001 to April 2002, Mr. Casabonne also served
                             as the President and a director of the Education
                             and Training Group of Leapfrog Enterprises, Inc.

Anton J. Christianson (54)   Chairman of Cherry Tree Companies, a firm involved    1998
   (2) (3)                   in investment management and investment banking.
                             Mr. Christianson is a General Partner of School
                             Power LP, an investor in Peoples Educational
                             Holdings and a Cherry Tree affiliate. He has been
                             an active investor in private equities and
                             micro-cap public equities for 25 years. He serves
                             as a director for several public and private
                             companies including: AmeriPride Services, Inc.,
                             Dolan Media Company, Fair Isaac Corporation,
                             Capella Education Company, and Titan Machinery,
                             Inc. Mr. Christianson is a graduate of St. John's
                             University, Collegeville, MN and earned an M.B.A.
                             from Harvard Business School.

James P. Dolan (57)          Since 1993, Chairman, President and Chief Executive   1999
   (1) (2) (3)               Officer and founder of Dolan Media Company,
                             Minneapolis, a specialized business information
                             company that publishes daily and weekly business
                             newspapers in 21 U.S. markets; operates a number of
                             legal services businesses including Counsel Press,
                             the nation's largest appellate legal services
                             provider. From 1989 to 1993, he was Executive Vice
                             President of the Jordan Group, New York City, an
                             investment bank specializing in media. He
                             previously held executive positions with News
                             Corporation Ltd. in New York, Sun-Times Company of
                             Chicago, and Centel Corp., Chicago, and also was an
                             award-winning reporter and editor at newspapers in
                             San Antonio, New York, Chicago,

                                                                                   Director
Name and Age                 Principal Occupation                                    Since
------------                 --------------------                                  --------
                             Sydney, and London. He serves as a director of
                             several private companies and is a journalism
                             graduate of the University of Oklahoma.

Diane M. Miller (53)         Co-founder and Executive Vice President of the        1998
                             Company since 1989, and Chief Creative Officer
                             since 2005. Her educational publishing experience
                             encompasses general management, product
                             development, strategic planning, market research,
                             writing, curriculum development, editorial,
                             marketing, production, and professional
                             development. Prior to forming the Company, Ms.
                             Miller was publisher of Globe Books, a remedial,
                             supplementary education publisher owned by Simon
                             and Schuster. Prior to joining Globe Books, she was
                             Senior Editor of Reading for Harcourt Brace
                             Jovanovich. Ms. Miller has classroom and research
                             experience, as well, and is a graduate with honors
                             of Centre College of Kentucky.

James J. Peoples (69)        Co-founder, Chairman, and Senior Advisor to the       1998
                             Company. Effective December 2001, Mr. Peoples
                             resigned as CEO and President of the Company and
                             remains Chairman of the Board. He has 41 years of
                             experience in schoolbook publishing, including
                             positions in sales, sales management, corporate
                             staff assignments, and general management. Prior to
                             forming the Company, Mr. Peoples was President of
                             the Prentice Hall School Group for seven years and
                             served three years as Group President of the $350
                             million Simon and Schuster Educational Group. Mr.
                             Peoples is a graduate of Oregon State University.

----------
(1)  Member of the Audit Committee.

(2)  Member of the Compensation Committee.

(3)  Member of the Governance Committee.

VOTE REQUIRED

     The eight nominees receiving the highest number of affirmative votes of the shares represented at the Annual Meeting in person or by proxy and entitled to vote will be elected to the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES.

INDEPENDENT DIRECTORS; BOARD COMMITTEES; MEETINGS

     The Board of Directors of the Company has determined that Messrs. Ahern, Bergstrom, Casabonne, Christianson and Dolan are "independent" directors, as that term is defined in NASD Rule 4200(a)(15), relating to the listing standards for issuers included in the Nasdaq National Market or the Nasdaq Capital Market.

     The Board of Directors has an Audit Committee, a Compensation Committee and a Governance Committee, the duties and activities of which are described in greater detail below. Each of the Committees operates under a written charter adopted by the Board in March 2005, which are posted on the Company's website at www.peoplesed.com under the caption "Investor Relations."

     The Board of Directors of the Company met three times during 2005 and two times during the 5-month period ended May 31, 2006. Each director attended more than 75% of the meetings of the Board of Directors and any committee on which he served. The Company regularly schedules a meeting of the Board of Directors on the same day as the Annual Meeting of Stockholders and encourages members of the Board of Directors to attend the Annual Meeting. Six members of the Board of Directors attended the 2005 Annual Meeting of Stockholders.

     Audit Committee. The Audit Committee, which met four times during fiscal 2005 and three times during the 5-month period ended May 31, 2006, is currently composed of Messrs. Ahern, Bergstrom (Chair) and Dolan. All members of the Audit Committee are "independent," as independence for audit committee members is defined in the NASD rules for companies listed on the Nasdaq Stock Market. The Company's Board of Directors has determined that Mr. Bergstrom is an "audit committee financial expert" as defined in Item 401(h)(2) of Regulation S-K.

     The duties of the Audit Committee include (i) selecting the Company's independent auditors; (ii) reviewing and evaluating significant matters relating to the audit and internal controls of the Company; (iii) reviewing the scope and results of the audits by, and the recommendations of, the Company's independent auditors; and (iv) pre-approving all audit and permissible non-audit services provided by the Company's independent auditors. The Audit Committee also reviews the audited consolidated financial statements of the Company and meets prior to public release of quarterly and annual financial information and prior to filing of the Company's quarterly and annual reports containing financial statements with the Securities and Exchange Commission. A report of the Audit Committee is contained in this Proxy Statement.

     Compensation Committee. The Compensation Committee, which met four times during fiscal 2005 and two times during the 5-month period ended May 31, 2006, is currently composed of Messrs. Bergstrom, Christianson and Dolan (Chair). All members of the Compensation Committee are independent directors as defined in NASD rules for companies listed on the Nasdaq Stock Market. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding salaries, compensation, stock options, and benefits of officers and employees.

     Governance Committee. The Governance Committee, which met four times during fiscal 2005 and one time during the 5-month period ended May 31, 2006, is currently composed of Messrs. Bergstrom, Casabonne, Christianson (Chair) and Dolan. All members of the Governance Committee are independent directors as defined in NASD rules for companies listed on the Nasdaq Stock Market. The primary purpose of the Governance Committee is to ensure an appropriate and effective role for the Board of Directors in the governance of the Company. The primary recurring duties and responsibilities of the Governance Committee include (1) reviewing and recommending to the Board corporate governance policies and procedures; (2) reviewing the Company's Code of Conduct and compliance thereof; (3) identifying and recommending to the Board of Directors candidates for election as directors; and (4) evaluating the Board of Directors.

     The Governance Committee identifies director candidates primarily by considering recommendations made by directors, management, and stockholders. The Board also has the authority to retain third parties to identify and evaluate director candidates and to approve any associated fees or expenses. The Board did not retain any such third party with respect to the director candidates described in this Proxy Statement. Board candidates are evaluated on the basis of a number of factors, including the candidate's background, skills, judgment, diversity, experience with companies of comparable complexity and size, the interplay of the candidate's experience with the experience of other Board members, the candidate's independence or lack of independence, and the candidate's qualifications for committee membership. The Board does not assign any particular weighting or priority to any of these factors, and considers each director candidate in the context of the current needs of the Board as a whole. The criteria applied by the Board in the selection of director candidates is the same whether the candidate was recommended by a Board member, an executive officer, a stockholder, or a third party, and accordingly, the Board has not deemed it necessary to adopt a formal policy regarding consideration of candidates recommended by stockholders. Stockholders wishing to recommend candidates for Board membership should submit the recommendations in writing to the Secretary of the Company.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     If you would like to contact the Board or any director or committee of the Board, you can send an email to mdemarco@peoplesed.com, or write to the Company, c/o Secretary, 299 Market Street, Saddle Brook, New Jersey 07663. All communications will be compiled by the Secretary of the Company and submitted to the Board or the applicable director or committee on a periodic basis.

DIRECTOR COMPENSATION

     Each non-employee member of the Board of Directors receives on a quarterly basis $3,000 for being a director plus $500 per for each committee they are a member of, plus an additional $500 for each committee in which they are the chairperson. In addition, the Corporate Secretary receives an additional $1,000 per quarter. Non-employee directors are also reimbursed for certain expenses in connection with attendance at Board and committee meetings. In addition, in March 2005 each non-employee director then in office received a non-qualified stock option to purchase 2,000 shares of common stock at an exercise price of $6.00 per share (equal to the fair market value of the Company's common stock on the date that the option was granted). Each such option has a term of eight years and becomes exercisable with respect to 25% of the option shares on the date of grant and with respect to an additional 25% of the option shares on each of the first, second and third anniversaries of the date of grant. In March 2006 each non-employee director then in office received a non-qualified stock option to purchase 834 shares of common stock at an exercise price of $4.77 per share (equal to the fair market value of the Company's common stock on the date that the option was granted). Each such option has a term of five years and was exercisable in full at the date of grant. In June 2006, in connection with his initial appointment to the Board of Directors, Mr. Ahern received a non-qualified stock option to purchase 10,000 shares of common stock at an exercise price of $3.95 per share (equal to the fair market value of the Company's common stock on the date that the option was granted). Such option has a term of five years and becomes exercisable with respect to 25% of the option shares on the date of grant and with respect to an additional 25% of the option shares on each of the first, second and third anniversaries of the date of grant.

CODE OF ETHICS

     The Company has adopted a Code of Ethics applicable to its principal executive officer, principal financial officer and other senior financial officers. This Code of Ethics was filed as an exhibit to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

CASH COMPENSATION AND CERTAIN OTHER COMPENSATION

     The following table shows, for the 12-month periods ended May 31, 2006, and December 31, 2005, 2004, and 2003, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to Brian T. Beckwith, the Company's President and Chief Executive Officer, and to the other executive officers of the Company whose annual salary and bonus exceeded $100,000 during 2005 (together with Mr. Beckwith, the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                               ANNUAL COMPENSATION      COMPENSATION
                                           --------------------------       STOCK          ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR(1)   SALARY ($)   BONUS ($) (2)    OPTIONS (#)   COMPENSATION (3)
---------------------------      -------   ----------   -------------   ------------   ----------------
Brian T. Beckwith.............     2006     $300,000       $     --        10,000           $  213
   President and CEO               2005     $300,000       $     --        10,000           $  264
                                   2004     $280,663       $122,544        48,000           $  204
                                   2003     $272,115       $162,415            --           $  192

James J. Peoples..............     2006     $100,000       $     --            --           $1,172
   Chairman                        2005     $100,000       $     --            --           $1,224
                                   2004     $111,923       $ 36,763            --           $1,191
                                   2003     $139,423       $ 64,966            --           $1,179

Diane M. Miller...............     2006     $162,100       $     --         5,000           $  213
   Executive Vice President        2005     $162,100       $     --         5,000           $  264
   Chief Creative Officer          2004     $154,215       $ 53,897            --           $  204
                                   2003     $152,896       $ 54,530            --           $  192

Matti A. Prima................     2006     $175,367       $     --         5,000           $  213
   Senior Vice President of        2005     $148,400       $     --         5,000           $  264
   Business Development            2004     $139,884       $103,377            --           $  204
                                   2003     $139,128       $160,194            --           $  192

Michael L. DeMarco............     2006     $152,280       $     --         5,000           $  213
   Chief Financial Officer         2005     $146,736       $     --         5,000           $  264
                                   2004     $138,779       $ 42,814            --           $  204
                                   2003     $137,135       $ 40,898        15,000           $  192

----------
(1) The Company changed its fiscal year end from December 31 to May 31, effective May 31, 2006. Pursuant to guidance from the Securities and Exchange Commission, the table above shows compensation for the 12-month period ended May 31, 2006, and for the 12-month period ended December 31, 2005. Accordingly, the amounts shown for 2006 include amounts paid for the period from June 1, 2005 through December 31, 2005, which are also included in the amounts shown for 2005.

(2)  Represents bonuses earned in the year set forth in the table.

(3)  Represents premiums paid by the Company for life insurance.

STOCK OPTIONS

     No stock options were granted to any of the Named Executives during the 5-month period ended May 31, 2006. The following table provides information concerning stock options granted to each of the Named Executives during the 12-month period ended December 31, 2005.

            OPTION GRANTS IN 12-MONTH PERIOD ENDED DECEMBER 31, 2005

                                                                                               POTENTIAL REALIZABLE VALUE
                                         PERCENT OF                                            AT ASSUMED ANNUAL RATES OF
                                       TOTAL OPTIONS                                            STOCK PRICE APPRECIATION
                                         GRANTED TO     EXERCISE   MARKET PRICE                  FOR OPTION TERM ($) (3)
                           OPTIONS      EMPLOYEES IN     PRICE       ON GRANT     EXPIRATION   --------------------------
NAME                     GRANTED (#)    FISCAL YEAR    ($/SHARE)     DATE ($)        DATE              5%       10%
----                     -----------   -------------   ---------   ------------   ----------        -------   -------
Brian T. Beckwith (1)       10,000         15.0%         $5.20         $5.20      10/03/2010        $14,367   $31,747
James J. Peoples                --           --            N/A           N/A             N/A            N/A       N/A
Diane M. Miller (2)          5,000          7.0%         $5.20         $5.20      10/03/2010        $ 7,183   $15,873
Matti A. Prima (2)           5,000          7.0%         $5.20         $5.20      10/03/2010        $ 7,183   $15,873
Michael L. DeMarco (2)       5,000          7.0%         $5.20         $5.20      10/03/2010        $ 7,183   $15,873

----------
(1) Becomes exercisable with respect to 2,500 shares on each of October 3, 2005, 2006, 2007 and 2008

(2) Becomes exercisable with respect to 1,250 shares on each of October 3, 2005, 2006, 2007 and 2008

(3) Potential realizable value is based on an assumption that the market price of the underlying security appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These numbers are calculated based on the requirements promulgated by the SEC and do not reflect our estimate of future stock price growth.

     The following table provides information with respect to options exercised by each of the Named Executives during the 5-month period ended May 31, 2006 and the value of unexercised options held by each of the Named Executives at the end of such period.

           AGGREGATED OPTION EXERCISES IN 5-MONTHS ENDED MAY 31, 2006
                         AND MAY 31, 2006 OPTION VALUES

                                                         NUMBER OF
                                                   SECURITIES UNDERLYING          VALUE OF UNEXERCISED
                                                    UNEXERCISED OPTIONS           IN-THE-MONEY OPTIONS
                       SHARES                           AT FY-END(#)                AT FY-END($) (1)
                    ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                -----------   -----------   -----------   -------------   -----------   -------------
Brian T. Beckwith        --           $--         202,498        105,502        $195,998       $49,002
James J. Peoples         --           $--              --             --              --            --
Diane M. Miller          --           $--          76,250          3,750        $ 73,500            --
Matti A. Prima           --           $--         101,250          3,750        $ 98,000            --
Michael L.DeMarco        --           $--          64,500          7,500        $ 50,235            --

----------
(1) The values in the table have been calculated assuming a per share price of $3.98 which reflects the closing price of the Company's stock at May 31, 2006.

     The following table provides information with respect to options exercised by each of the Named Executives during the 12-month period ended December 31, 2005 and the value of unexercised options held by each of the Named Executives at the end of such period.

        AGGREGATED OPTION EXERCISES IN 12-MONTHS ENDED DECEMBER 31, 2005
                       AND DECEMBER 31, 2005 OPTION VALUES

                                                    NUMBER OF SECURITIES                VALUE OF
                                                   UNDERLYING UNEXERCISED       UNEXERCISED IN-THE-MONEY
                       SHARES                       OPTIONS AT FY-END(#)        OPTIONS AT FY-END($)(1)
                    ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                -----------   -----------   -----------   -------------   -----------   -------------
Brian T. Beckwith        --           $--         169,165        138,835        $375,121       $223,879
James J. Peoples         --           $--              --             --              --             --
Diane M. Miller          --           $--          76,250          3,750        $ 73,500             --
Matti A. Prima           --           $--         101,250          3,750        $ 98,000             --
Michael L.DeMarco        --           $--          64,500          7,500        $ 50,235       $  6,375

----------
(1) The values in the table have been calculated assuming a per share price of $5.25 which reflects the closing price of the Company's stock at December 31, 2005.

EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth aggregate information regarding grants under all equity compensation plans of the Company as of May 31, 2006:

                                                                                                   NUMBER OF SECURITIES
                                                                                                 REMAINING AVAILABLE FOR
                                            NUMBER OF SECURITIES TO BE     WEIGHTED-AVERAGE       FUTURE ISSUANCE UNDER
                                              ISSUED UPON EXERCISE OF      EXERCISE PRICE OF    EQUITY COMPENSATION PLANS
                                               OUTSTANDING OPTIONS,      OUTSTANDING OPTIONS,     (EXCLUDING SECURITIES
                                                WARRANTS AND RIGHTS       WARRANTS AND RIGHTS    REFLECTED IN COLUMN (A))
PLAN CATEGORY                                           (A)                       (B)                      (C)
-------------                               --------------------------   --------------------   -------------------------
Equity compensation plans approved by
   security holders .....................             788,536                    $3.41                    69,662
Equity compensation plans not approved
   by security holders ..................              37,500                    $3.00                        --
                                                      -------                                             ------
Total ...................................             826,036                    $3.39                    69,662

     With respect to the equity compensation plan not approved by shareholders, Mr. Prima received a non-qualified stock option to purchase 37,500 shares of our Common Stock in 1999 upon his joining the Company outside of the Company's 1998 Stock Option Plan. This option has an exercise price of $3.00 per share and term of 10 years.

EMPLOYMENT AGREEMENTS

     In July 2004 the Company amended the employment agreement with Brian T. Beckwith, the Company's President and Chief Executive Officer, originally entered into in 2001. The amended agreement terminates in December 2008 and will continue thereafter from year to year unless terminated by either party by 180 days' prior notice before the end of each contract year. The agreement contains non-competition and non-solicitation covenants which continue in effect for a period ending one year after Mr. Beckwith ceases to be employed. If Mr. Beckwith is terminated by the Company without cause or if Mr. Beckwith resigns for good reason, Mr. Beckwith is entitled to 18 months of severance. If the Company provides Mr. Beckwith notice of non-renewal, Mr. Beckwith is entitled to 12 months of severance. The agreement also provides for the Company's repurchase right and Mr. Beckwith's put right to the Company with respect to Company stock owned by Mr. Beckwith following termination of his employment which he has acquired upon exercise of stock options and held for at least one year.

     The Company entered into a new employment agreement with Mr. Peoples, Chairman of the Board of Directors in June 2003 with a term of five years. The agreement contains non-competition and non-solicitation covenants which continue in effect for a period ending one year after Mr. Peoples ceases to be employed. If Mr. Peoples is terminated without cause or if Mr. Peoples resigns for good reason, the Company shall pay Mr. Peoples his salary, benefits, and incentive compensation through July 31, 2008.

     In November 2004, the Company amended and restated the employment agreement with Diane M. Miller, originally entered into in 1990. The agreement has an initial term of three years and will continue thereafter for successive one-year periods unless terminated by either party at least 180 days prior to the end of the contract year. The agreement contains non-competition and non-solicitation covenants which continue in effect for a period ending one year after Ms. Miller ceases to be employed. If Ms. Miller is terminated without cause or if Ms. Miller resigns for good reason, Ms. Miller is entitled to 12 months of severance. The Company has a right of first refusal with respect to any share transfers of Company stock by Ms. Miller to a competitor.

     In October 2005 the Company amended the employment agreement with Michael
L. DeMarco, the Company's Chief Financial Officer, originally entered into in 2002. The amended agreement terminates in May 2008 and will continue thereafter from year to year unless terminated by either party by 180 days' prior notice before the end of each contract year. The agreement contains non-competition and non-solicitation covenants which continue in effect for a period ending one year after Mr. DeMarco ceases to be employed by the Company. If Mr. DeMarco is terminated without cause or resigns for good reason, Mr. DeMarco is entitled to the lesser of 12 months or the remainder of his contract as severance.

     In July 2004, the Company entered into an eighteen-month employment agreement with Matti A. Prima, the Company's Senior Vice President - Business Development. After the expiration of the initial term, the agreement will continue thereafter for successive one-year periods unless terminated by either party at least 90 days prior to the end of the contract year. Pursuant to these provisions, the term of the agreement has been extended to December 2006. The agreement contains non-competition and non-solicitation covenants which continue in effect for a period ending one year after Mr. Prima ceases to be employed. If Mr. Prima is terminated without cause or resigns for good reason, Mr. Prima is entitled to 100% of his salary for the lesser of 12 months or the remainder of his contract as severance.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors of the Company consists of at least two directors who are "independent," as defined by the rules of the NASD. In addition, each member of the Compensation Committee is a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code. The Committee operates under a written charter adopted by the Board in March 2005, which is posted on the Company's website at www.peoplesed.com under the caption "Investor Relations."

     The Compensation Committee reviews and makes recommendations to the Board of Directors with respect to the compensation of the Company's Chief Executive Officer, and reviews and approves salaries, bonuses and other compensation payable to the Company's other executive officers. The

Compensation Committee consists of Directors John C. Bergstrom, Anton J. Christianson and James P. Dolan. None of these persons is an employee of the Company.

     The following report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the "1933 Act") or the Securities Exchange Act of 1934 (the "1934 Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

     Compensation Philosophy. The Compensation Committee's executive compensation policies are designed to reflect the following objectives: payment for actual performance; attraction and retention of executives who contribute to the success of the Company; payments commensurate with the best companies in the educational publishing industry; and alignment of the interests of management with those of stockholders.

     Base Salary. The Compensation Committee annually reviews each officer's salary, including those of the Named Executives. In determining the base salary levels, the Compensation Committee considers levels of responsibility, experience, equity, external pay practices and industry trends. With respect to external pay practices, the Compensation Committee considers publicly available information concerning executive compensation levels paid by other companies in industry generally. The Company attempts to maintain base salary levels which it believes allows the Company to attract and retain the quality of executive talent needed.

     Annual Bonus. The Company maintains an annual incentive bonus plan for members of management, including the Named Executives. Under this plan, each of the Named Executives was eligible to receive a bonus based on the Company's achievement of specified levels of revenues and net income in fiscal 2005 and 2006. Target bonus amounts were set as a percentage of the Named Executive's base salary. No incentive bonuses were earned in either fiscal 2005 or 2006.

     Long-Term Incentives. To align the interests of management with those of stockholders, the Compensation Committee has instituted a long-term incentive program which has historically consisted of periodic discretionary grants of stock options to key employees, including the Named Executives. To foster a longer-term perspective, stock options typically vest over a four-year period. In 2005, the Compensation Committee granted stock options to Mr. Beckwith (10,000 shares), Ms. Miller (5,000 shares), Mr. DeMarco (5,000 shares) and Mr. Prima (5,000 shares).

     Other Compensation Programs. The Company maintains certain broad-based employee benefit plans in which its executive officers, including the Named Executives, have been permitted to participate, including retirement, life and health insurance plans. The Company's retirement plan consists of a 401(k) employee saving plan which allows employees to make pre-tax contributions, and in which the Company may, at its discretion, match a portion of the employee contributions. During 2005, the Company did not make a matching contribution. Other non-cash compensation benefits are provided to the Named Executives. None of these benefits are directly or indirectly tied to the Company's performance.

     Mr. Beckwith's Compensation for Fiscal 2005 and 2006. Mr. Beckwith's annual base salary for fiscal 2005 and 2006 was $300,000. He did not earn a bonus in either fiscal 2005 or 2006. Mr. Beckwith's compensation is determined on the same basis as the other executive officers, subject to the provisions of his employment agreement.

                     SUBMITTED BY THE COMPENSATION COMMITTEE
        James P. Dolan (Chair), John C. Bergstrom, Anton J. Christianson

                             STOCK PERFORMANCE GRAPH

     The following graph provides a comparison of the cumulative total return on the Company's common stock for the period from August 26, 2004 (the date on which the Company's common stock was first registered under Section 12 of the Securities Exchange Act, as amended) to May 31, 2006, with the cumulative total return for (i) the Nasdaq Stock Market (U.S. Companies) Index (the "Nasdaq Index") and (ii) a peer group selected by the Company that consists of companies that provide various educational services. The peer group is comprised of Plato Learning, Inc. (TUTR), Princeton Review, Inc. (REVU), Renaissance Learning, Inc.
(RLRN), Scholastic Corporation (SCHL) and Scientific Learning Corp. (SCIL) (the "Peer Index"). Total return values were calculated based on cumulative total return assuming the investment, on August 26, 2004, of $100 in each of the Company's common stock, the Nasdaq Index and the Peer Index and are based on share prices plus any dividends paid in cash, with the dividends reinvested on the date they were paid. The calculations exclude trading commissions and taxes.

                      COMPARISON OF CUMULATIVE TOTAL RETURN

                               (PERFORMANCE GRAPH)

                                       8/26/2004   12/31/2004   5/31/2005   12/30/2005   5/31/2006
                                       ---------   ----------   ---------   ----------   ---------
Peoples Educational Holdings, Inc.      $100.00      $208.33     $233.67      $175.00     $132.67
Nasdaq Stock Market (U.S. Companies)    $100.00      $118.12     $112.64      $120.63     $119.32
Peer Index                              $100.00      $103.72     $105.70      $ 89.41     $ 79.21

     The Company's common stock has been quoted for trading on the NASDAQ Capital Market under the symbol "PEDH" since June 1, 2005, and was quoted for trading on the OTC Bulletin Board under the symbol "PEDH.OB" from September 10, 2004 through May 31, 2005. Before that date, there was no established public trading market for the common stock.

     The performance graph above shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the 1933 Act or the 1934 Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth information provided to the Company as to the beneficial ownership of the Company's common stock as of June 30, 2006 by
(i) each of the directors and the Named Executives, (ii) directors and officers as a group, and (iii) each other person known to the Company to hold 5% or more of such stock.

     The percentage of ownership is based on 4,441,173 shares of our common stock outstanding on June 30, 2006. The table includes all securities beneficially owned by a person, as determined under Section 13(d) of the Securities Exchange Act of 1934. Beneficial ownership generally includes securities over which the person has or shares voting or investment power. Shares of our common stock subject to outstanding options held by a person that are exercisable within 60 days of June 30, 2006 are deemed to be beneficially owned by that person and to be outstanding for the purpose of computing such person's percentage ownership, although they are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

     Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment control with respect to all shares of our common stock shown as beneficially owned by them.

                                            COMMON STOCK       PERCENT OF
                                            BENEFICIALLY   OUTSTANDING SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER            OWNED        OF COMMON STOCK
------------------------------------        ------------   ------------------
Directors and Executive Officers
G. Thomas Ahern(1).......................         6,500               *
Brian T. Beckwith(1).....................       202,498            4.4%
John C. Bergstrom(1).....................        58,150            1.3%
Richard J. Casabonne(1)..................        28,834               *
Anton J. Christianson(1)(2)..............     1,869,537           41.9%
James P. Dolan(1)........................        50,334            1.1%
Diane M. Miller(1)(3)....................       327,266            7.2%
James J. Peoples(3)......................       571,581           12.9%
Michael L. DeMarco(1)....................        68,250            1.5%
Matti A. Prima(1)........................       104,107            2.3%
All directors and executive officers
   as a group (10 persons)(1)(3).........     3,287,057           65.7%

All Other 5% Stockholders
School Power Limited Partnership(2)......     1,813,363           40.8%
Delaware State Pension Fund(4)...........       603,151           13.6%
Dolphin Direct Equity Partners, L.P.(5)..       361,887            8.1%

----------
*    Less than 1%

(1) Includes shares of common stock subject to outstanding stock options exercisable within 60 days from June 30, 2006 as follows: Mr. Ahern, 2,500 shares; Mr. Beckwith, 202,498 shares; Mr. Bergstrom, 17,834 shares; Mr. Casabonne, 28,834 shares; Mr. Christianson, 17,834 shares; Mr. DeMarco, 68,250 shares; Mr. Dolan, 50,334 shares; Ms. Miller, 76,250 shares; Mr. Prima, 101,250 shares; and directors and officers as a group, 565,584 shares.

(2) Mr. Christianson's ownership includes 1,813,363 shares owned of record by School Power Limited Partnership and 38,340 shares owned by Cherry Tree Core Growth Fund. The general partners of School Power Limited Partnership and Cherry Tree Core Growth Fund are Gordon Stofer and Adam Smith Companies, LLC. Mr.

     Christianson is the manager of and controls Adam Smith Companies, LLC. Mr. Christianson and Mr. Stofer share voting and investment powers with respect to the securities owned by School Power Limited Partnership and Cherry Tree Core Growth Fund. Adam Smith Companies, LLC, Mr. Christianson and Mr. Stofer disclaim beneficial ownership of the securities owned by School Power Limited Partnership and Cherry Tree Core Growth Fund except to the extent of their pecuniary interest in such securities. The address of Mr. Christianson and School Power Limited Partnership is 301 Carlson Parkway, Suite #103, Minnetonka, MN 55305.

(3) The address of Mr. Peoples and Ms. Miller is 299 Market Street, Saddle Brook, New Jersey 07663-5316.

(4) The address of the Delaware State Pension Fund is 860 Silver Lake Boulevard, McArdle Building, Suite #1, Dover, Delaware 19904.

(5) The general partner of Dolphin Direct Equity Partners, L.P. is Dolphin Advisors, LLC, and the managing member of Dolphin Advisors, LLC is Dolphin Management, Inc. Peter E. Salas is the President and sole owner of Dolphin Management, Inc. and exercises voting and investment powers with respect to the securities owned by Dolphin Direct Equity Partners, L.P. Dolphin Advisors, LLC, Dolphin Management, Inc. and Mr. Salas disclaim beneficial ownership of the securities owned by Dolphin Direct Equity Partners, L.P. except to the extent of their pecuniary interest in such securities. The address of Dolphin Direct Equity Partners, L.P. is 129 East 17th Street, New York, NY 10003.

            SECTION 16 (A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Since August 26, 2004, the Company's directors, its executive officers and any persons holding more than 10% of outstanding common stock have been required to file reports with the Securities and Exchange Commission concerning their initial ownership of common stock and any subsequent changes in that ownership. The Company believes that each person satisfied the filing requirements for the last fiscal year on a timely basis. In making the above disclosure, the Company has relied on the written representations of its directors, executive officers and beneficial owners of more than 10% of common stock and copies of the reports that they have filed with the Securities and Exchange Commission.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Casabonne, a director of the Company, is a principal in both Casabonne Associates and Marketing Works. The Company paid Casabonne Associates approximately $16,000 in the 5-months ended May 31, 2006, and $33,000, $37,000 and $27,000 in 2005, 2004 and 2003 respectively, for consulting services. In addition, the Company paid Marketing Works $18,000 in the 5-months ended May 31, 2006, and $35,000, $53,000 and $56,000 in 2005, 2004 and 2003 respectively for consulting services.

     The Company paid Kenneth Miller, spouse of Diane Miller, an officer and director of the Company, $-0- for the 5-months ended May 31, 2006, and $41,000, $121,000, and $12,000 in 2005, 2004 and 2003 respectively for consulting services primarily related to the Company's development of its electronic product offerings.

                                   PROPOSAL 2
            APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     McGladrey & Pullen, LLP, independent registered public accountants, audited the Company's consolidated financial statements for fiscal 2005. McGladrey & Pullen, LLP has been appointed by the Audit Committee as the Company's auditors for the fiscal year ended May 31, 2006 and the current fiscal year and stockholder approval of the appointment is requested. In the event the appointment of

McGladrey & Pullen, LLP is not approved by the stockholders, the Board of Directors will make another appointment to be effective at the earliest feasible time.

     A representative of McGladrey & Pullen, LLP is expected to be present at the annual meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

VOTE REQUIRED

     Stockholder approval of the appointment of McGladrey & Pullen, LLP as independent registered public accountants requires the affirmative vote of the holders of a majority of the shares of common stock represented at the Annual Meeting in person or by proxy and entitled to vote.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF MCGLADREY & PULLEN, LLP.

FEES PAID TO AUDITORS

     The following table presents the aggregate fees billed to the Company for professional services rendered by McGladrey & Pullen, LLP for the audit of the Company's fiscal year 2005 and 2004 annual financial statements, and by McGladrey & Pullen, LLP and RSM McGladrey, Inc. for other professional services rendered by them in fiscal year 2005 and 2004.

                            DECEMBER 31,
                         ------------------
DESCRIPTION                2005       2004
-----------              --------   -------
Audit fees (1)           $108,000   $64,500
Audit-related fees (2)     79,000     4,900
Tax fees (3)               12,000    14,500
All other fees                 --        --

----------
(1) Audit fees consist of fees for professional services rendered in connection with the audit of the Company's year end consolidated financial statements, quarterly reviews of consolidated financial statement included in the Company's quarterly reports, services rendered relative to regulatory filings, and attendance at Audit Committee meetings.

(2) Audit-related fees are fees for a registration statement filing and related stock offering and for technical research related to accounting treatment for various matters.

(3) Tax fees consist of compliance fees for the preparation of income tax returns, tax research and various state tax matters.

     The Company's Audit Committee's practice is to pre-approve annually all audit and tax services and fees, and on a case-by-case basis all other permitted services to be provided by its independent certified public accountants. All the fees for fiscal 2005 and 2004 were approved by the Audit Committee.

     The Audit Committee of the Board of Directors has considered whether the provision of the services described above was and is compatible with maintaining the independence of McGladrey & Pullen, LLP.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors of the Company consists of three directors: G. Thomas Ahern, John C. Bergstrom and James P. Dolan. All members of the Audit Committee are "independent," as independence for audit committee members is defined in the NASD rules for companies listed on the Nasdaq Stock Market. The Committee operates under a written charter adopted by the Board of Directors in March 2005, which is posted on the Company's website at www.peoplesed.com under the caption "Investor Relations."

     Management is responsible for the Company's internal control and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In this context, the Committee met and held discussions with management and the independent accountants. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee also discussed with management and the independent accountants the quality and adequacy of the Company's internal controls. The Committee reviewed with the independent accountants their audit plan, audit scope, and identification of audit risks. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Company's independent accountants also provided to the Committee the written disclosures required by Independence Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence.

     Based upon the Committee's discussion with management and the independent accountants and the Committee's review of the representations of management and the report of the independent accountants, the Committee recommended that the Board include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC.

                        SUBMITTED BY THE AUDIT COMMITTEE
           John C. Bergstrom (Chair), G. Thomas Ahern*, James P. Dolan

        * Mr. Ahern became a member of the Committee on April 23, 2006 and did not participate in the actions described above.

                              SHAREHOLDER PROPOSALS

     The proxy rules of the Securities and Exchange Commission ("SEC") permit stockholders, after timely notice to a company, to present proposals for stockholder action in a company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by corporate action in accordance with the proxy rules. Stockholder proposals that are intended to be presented at the Company's 2007 Annual Meeting must be received by the Company no later than March 21, 2007 to be included in the proxy statement and form of proxy for that meeting. The Company's proxy for the 2007 Annual Meeting may confer on the proxy holder discretionary authority to vote on any stockholder proposals that are intended to be presented at the Company's 2007 Annual Meeting that are received after June 4, 2007.

                          METHOD OF PROXY SOLICITATION

     The entire cost of preparing, assembling, printing, and mailing the Notice of Annual Meeting of Stockholders, this Proxy Statement, the proxy card, and the cost of soliciting proxies relating to the meeting will be borne by the Company. In addition to use of the mails, proxies may be solicited by officers, directors, and other regular employees of the Company by telephone, telegraph, or personal solicitation, and no additional compensation will be paid to such individuals. The Company will, if requested, reimburse banks, brokerage houses, and other custodians, nominees, and certain fiduciaries for their reasonable expenses incurred in mailing proxy materials to their principals.

                                  OTHER MATTERS

     The Board of Directors knows of no business other than that described herein that will be presented for consideration at the Annual Meeting. If, however, other business shall properly come before the Annual Meeting, the persons in the enclosed form of proxy intend to vote the shares represented by said proxies on such matters in accordance with their judgment in the best interest of the Company.

     A COPY OF THE COMPANY'S 2006 ANNUAL REPORT TO STOCKHOLDERS AND ITS TRANSITION REPORT ON FORM 10-Q FOR THE PERIOD ENDED MAY 31, 2006 ARE BEING MAILED TO YOU WITH THIS PROXY STATEMENT. THE ANNUAL REPORT INCLUDES, AMONG OTHER THINGS, THE CONSOLIDATED BALANCE SHEET OF THE COMPANY AS OF DECEMBER 31, 2004 AND 2005, AND THE RELATED CONSOLIDATED STATEMENTS OF OPERATIONS, CHANGES IN STOCKHOLDERS' EQUITY AND CASH FLOWS FOR EACH YEAR IN THE THREE-YEAR PERIOD ENDED DECEMBER 31, 2005. THE TRANSITION REPORT ON FORM 10-Q INCLUDES, AMONG OTHER THINGS, THE CONSOLIDATED BALANCE SHEET OF THE COMPANY AS OF MAY 31, 2006 AND DECEMBER 31, 2005, AND THE RELATED CONSOLIDATED STATEMENTS OF OPERATIONS AND CASH FLOWS FOR THE FIVE-MONTH PERIODS ENDED MAY 31, 2005 AND 2006, AND STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY FOR THE FIVE-MONTH PERIOD ENDED MAY 31, 2006. IF YOU DESIRE AN ADDITIONAL COPY OF THE ANNUAL REPORT OR A COPY OF OUR ANNUAL REPORT ON FORM 10-K OR TRANSITION REPORT ON FORM 10-Q FILED WITH THE SEC, YOU MAY OBTAIN ONE (EXCLUDING EXHIBITS) WITHOUT CHARGE BY ADDRESSING A REQUEST TO THE CHIEF FINANCIAL OFFICER, PEOPLES EDUCATIONAL HOLDINGS, INC., 299 MARKET STREET, SADDLE BROOK, NJ 07663. YOU MAY ALSO ACCESS A COPY OF OUR FORM 10-K AND FORM 10-Q ON THE SEC'S WEBSITE AT WWW.SEC.GOV.

                                        By Order of the Board of Directors,


                                        /s/ John C. Bergstrom
                                        ----------------------------------------
                                        John C. Bergstrom
                                        Secretary

Saddle Brook, New Jersey
July 19, 2006

                                      PROXY

                       PEOPLES EDUCATIONAL HOLDINGS, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 22, 2006

The undersigned hereby appoints John C. Bergstrom and Anton J. Christianson, or either of them acting alone, as proxies with full power of substitution, to vote all shares of Common Stock of Peoples Educational Holdings, Inc. of record in the name of the undersigned at the close of business on July 7, 2006 at the Annual Meeting of Stockholders to be held on August 22, 2006 at 8:00 a.m. Central Daylight Time, or any adjournment or adjournments, hereby revoking all former proxies.

1.   ELECTION OF DIRECTORS:

     [ ]  FOR all nominees listed below   [ ]  WITHHOLD AUTHORITY to vote for
          (except as marked to the             all nominees listed below
          contrary below)

     G. Thomas Ahern
     Brian T. Beckwith
     John C. Bergstrom
     Richard J. Casabonne
     Anton J. Christianson
     James P. Dolan
     Diane M. Miller
     James J. Peoples

     (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE FOR BOX AND STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)

2. PROPOSAL TO RATIFY THE APPOINTMENT OF MCGLADREY & PULLEN LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS:

     [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSALS (1) AND (2) IN ACCORDANCE WITH THE SPECIFICATIONS MADE ABOVE, AND "FOR" SUCH PROPOSALS IF THERE IS NO SPECIFICATION. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTERS COMING BEFORE THE ANNUAL MEETING.

                                        Dated:                         , 2006
                                               ------------------------


                                        ----------------------------------------
                                        Signature


                                        ----------------------------------------
                                        Signature if held jointly

                                        Please sign exactly as name(s) are shown at left. When signing as executor, administrator, trustee, or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.


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